UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 15, 2006

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On March 15, 2006, certain affiliates of the Registrant entered into an amendment and restatement of the Series 2002-A $100 million warehouse financing facility that, among other things, extended the termination date of this facility to March 15, 2009 and removed the requirement that the facility be credit enhanced by a third party insurance policy.  Attached as Exhibit 10.1 to this report, and incorporated herein by reference, is the Amended & Restated Series 2002-A Supplement to the Master Facility Agreement, dated as of March 15, 2006 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. II, Marlin Leasing Receivables II LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amended & Restated Series 2002-A Supplement to the Master Facility Agreement, dated as of March 15, 2006 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. II, Marlin Leasing Receivables II LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

(Registrant)

Date March 17, 2006

/s/ Daniel P. Dyer

Daniel P. Dyer
Chief Executive Officer

INDEX TO EXHIBITS

10.1

Amended & Restated Series 2002-A Supplement to the Master Facility Agreement, dated as of March 15, 2006 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. II, Marlin Leasing Receivables II LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A.